UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): SEPTEMBER 28, 2007

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 28, 2007, Natural Alternatives International, Inc. (NAI) issued a press release announcing (i) it will be unable to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 on a timely basis because it requires additional time to complete its annual goodwill impairment testing; (ii) certain preliminary financial results for the fourth quarter and fiscal year ended June 30, 2007; and (iii) certain guidance for the first quarter of fiscal 2008. A copy of this press release is attached hereto as Exhibit 99.1. NAI expects to file its Annual Report on Form 10-K no later than October 15, 2007 and issue a release of its final corporate earnings at that time.

The information in this report furnished pursuant to this Item 2.02 and the exhibits hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such Section 18. The information in this report shall not be incorporated by reference into any filing of the registrant with the United States Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 2.06. Material Impairments.

NAI is required to assess goodwill impairment annually using the methodology prescribed by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). SFAS 142 requires that goodwill be tested for impairment at the reporting unit level on an annual basis or more frequently if NAI believes indicators of impairment exist. Application of the goodwill impairment test requires judgment, including identifying reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. The goodwill impairment test compares the implied fair value of the reporting unit with the carrying value of the reporting unit.

NAI has completed phase one of its annual goodwill impairment testing. The results of the initial phase of the testing have been reviewed and discussed by management. As a result of its review, on September 28, 2007, management concluded that NAI will be required to recognize a non-cash, material goodwill impairment charge, which will have a negative effect on its results of operations but will not impact its cash flows or cash position. NAI is in the process of completing its annual goodwill impairment testing and evaluating the carrying amount of goodwill and other intangibles at June 30, 2007. As NAI has not yet completed its annual goodwill impairment testing, it is unable to provide a reasonable estimate of the amount of such charge at this time.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated September 28, 2007 of NAI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: September 28, 2007	By:	/s/ John Reaves
John Reaves
Chief Financial Officer